CONSENT AND CERTIFICATION
                         BY COMMODITY TRADING ADVISOR

                            FALL RIVER CAPITAL, LLC

1. Fall River Capital, LLC, Commodity Trading Advisor, (the "Undersigned" or "CTA"), hereby consents to being named as CTA in a Registration Statement on Form S-1 filed with the Securities and Exchange Commission and the states where the offering will be made by Provident Select Fund, Limited Partnership, (the "Fund") by the General Partner of the Fund in connection with the offering and sale of limited partnership interests (the "Units") to the public as described in said Registration Statement.

2. The Undersigned hereby certifies (i) that it furnished the statements and information set forth in the Prospectus related to it, (ii) that such statements and information are accurate, complete and fully responsive to the disclosure requirements of its background, trading history, and the information required to be supplied in the Prospectus thereto, and (iii) that it has not omitted any information required to be stated therein with respect to it or its trading ability or methods or risks which are necessary to make the statements and information therein not misleading.

3. The Undersigned agrees to keep its track record in accordance with applicable law and to supply such track record and all other information, in the form required, to permit the General Partner, from month to month, to keep the Partners of the Fund properly informed as required by law. The Undersigned agrees further to take those actions reasonably required by any regulatory or tax authority to keep the Fund, and its General Partner, in full compliance with all laws and regulations applicable to the operation of the Fund.

4. Without further consent of the undersigned, the General Partner will cause such changes to the Form S-1 as are appropriate in response to the comments of said Commission and administrators and, thereafter, deliver the Prospectus to prospective investors.


                                               FALL RIVER CAPITAL, LLC



                                               Charles Wright
                                               Chairman
                                               Fall River Capital, LLC

11740 North Port Washington Road
Mequon, Wisconsin 53092

Date:  August 27, 2003